SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: October 31, 2002
(Date of earliest event reported)

TIVO INC.
(exact name of registrant as specified in its charter)

Delaware	Commission File: 000-27141	77-0463167
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

2160 Gold Street
P.O. Box 2160
Alviso, California 95002
(Address of Principal executive offices, including zip code)

(408) 519-9100
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On October 7, 2002, we disclosed that the conversion price on our outstanding 7% Convertible Senior Notes due 2006 was reduced to $3.99 per share, resulting in approximately 580,000 additional shares of our common stock becoming issuable upon conversion of the $44,250,000 aggregate principal amount of outstanding notes. Some of those additional shares are unrestricted as a result of the sale of the corresponding notes pursuant to our registration statement on Form S-3 (No. 333-69530) (the “initial registration statement”). On October 31, 2002, we filed a registration statement (No. 333-100894) (the “additional registration statement”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with respect to the registration of the resale of the 529,114 additional shares which remain restricted. Attached as an exhibit to this current report on Form 8-K is a prospectus supplement with respect to the initial registration statement and the additional registration statement. The prospectus supplement updates the selling securityholder section of the base prospectus to which the initial registration statement and the additional registration statement relate.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

99.1	Prospectus Supplement of TiVo Inc. dated October 31, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

Date: October 31, 2002
TIVO INC.

By:	/s/ David H. Courtney
David H. Courtney Chief Financial Officer and Executive Vice President Worldwide Operations and Administration (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Prospectus Supplement of TiVo Inc. dated October 31, 2002.

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